                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 1, 1999


                                EARTHCARE COMPANY

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                        000-24685               58-2335973
----------------------------     ------------------------    ------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)


14901 Quorum Drive, Suite 200, Dallas, Texas                       75240
--------------------------------------------                     ----------
  (Address of principal executive offices)                       (Zip Code)

                                 (972) 858-6025

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 2. Acquisition or Disposition of Assets

     Effective May 1, 1999, EarthCare Company (the "Company") acquired all of the assets of Rooter Plus, Inc. ("Rooter Plus"), a Georgia Corporation, in exchange for $2.6 million in cash and the issuance of 100,000 shares of EarthCare Company common stock. This transaction was consummated pursuant to an asset purchase agreement, dated April 30, 1999.

     Rooter Plus is a residential and commercial sewer and drain services company servicing customers in Georgia.

     The Company currently intends to operate Rooter Plus in substantially the same manner as it was operated prior to this transaction. The Company funded the cash portion of the purchase price with borrowings under the Company's revolving credit facility with Bank of America Trust and Savings Association. The purchase price was determined based upon an evaluation of the business of Rooter Plus and the results of negotiations between the parties.


Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired. - Not Required

     (b) Pro Forma Financial Information. - Not Required

     (c) Exhibits

3.1 Asset Purchase Agreement dated as of April 30, 1999, by and among Rooter Plus, Inc. a Georgia corporation, Gary Jeffers and T. Ann Jeffers, and EarthCare Company, a Delaware corporation.


                                       -2-
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      EARTHCARE COMPANY
                                      (Registrant)



Date: May 12, 1999                    By: /s/ James E. Farrell

                                          James E. Farrell
                                          Vice President and Chief Financial
                                          Officer



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
3.1  Asset Purchase Agreement dated as of April 30, 1999, by and among Rooter
     Plus, Inc. a Georgia corporation, Gary Jeffers and T. Ann Jeffers, and EarthCare Company, a Delaware corporation dated April 30, 1999.